Exhibit 99.1

Oct. 28, 2003	CONTACTS:	Investor Relations – Brenda J. Peters
	Phone:	713/759-3954
	Toll-Free:	800/659-0059

Media Relations – Kathleen A. Sauvé
	Phone:	713/759-3635
	24-Hour:	704/382-8333

TEPPCO PARTNERS, L.P. REPORTS THIRD QUARTER 2003 RESULTS

HOUSTON – TEPPCO Partners, L.P. (NYSE:TPP) today reported net income for third quarter 2003 of $30.5 million, or $0.36 per unit, compared with third quarter 2002 net income of $32.1 million, or $0.48 per unit. Net income for nine months ended Sept. 30, 2003, was $98.4 million, or $1.21 per unit, compared with $83.3 million, or $1.32 per unit on a diluted basis for nine months ended Sept. 30, 2002.

Net income per Limited Partner and Class B units for the 2003 periods reflects 12.9 million units issued subsequent to third quarter 2002, including 3.9 million units issued in April 2003 to repurchase the outstanding Class B Units. The weighted-average number of Limited Partner units outstanding for third quarter and nine months ended Sept. 30, 2003, was 60.5 million and 58.7 million, respectively, compared with 50 million and 47 million Limited Partner and Class B Units, respectively, for the corresponding 2002 periods.

EBITDA (earnings before interest, taxes, depreciation and amortization) was $78.6 million for third quarter 2003, compared with $78.5 million in third quarter 2002. EBITDA was $250.6 million for nine months ended Sept. 30, 2003, compared with $198.7 million in the prior year period. The 2003 results include the full period impact of the addition of the Val Verde Gas Gathering System, which was acquired on June 30, 2002.

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“The Partnership continued to enjoy solid operating performance in each of its three business segments during the third quarter, with increased refined products, liquefied petroleum gas (LPG), crude oil and natural gas transportation volumes. Our slight decline in net income compared with the prior year quarter resulted primarily from increased costs associated with the Partnership’s pipeline integrity management program,” said Barry R. Pearl, president and chief executive officer of the general partner of TEPPCO.

“Looking forward, we expect that the Partnership will achieve total year 2003 EBITDA in the range of $330 million to $340 million, with earnings in the range of $1.55 to $1.65 per unit,” added Pearl.

OPERATING RESULTS BY BUSINESS SEGMENT

Upstream Segment
The upstream segment includes crude oil transportation, storage, gathering and marketing activities, and distribution of lubrication oils and specialty chemicals.

Operating income for the upstream segment was $5.9 million for third quarter 2003, compared with $8.4 million for third quarter 2002. The decrease resulted from higher environmental related operating expenses and depreciation expense, partially offset by increased transportation revenues on the Red River system and lower property tax expense.

For the nine months ended Sept. 30, 2003, operating income was $21.2 million, compared with $21.6 million for the corresponding 2002 period. The decrease was due to higher operating expenses, customer crude oil imbalance expenses recorded in first quarter 2003 and increased depreciation expense, partially offset by higher crude oil transportation revenues and a $3.9 million gain on the sale of assets during second

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quarter 2003. Gain on the sale of assets resulted from the sale of a portion of our interest in the Rancho Pipeline, which provided crude oil service from West Texas to Houston, and ceased operations in March 2003. In connection with the transaction, TEPPCO retained a 58-mile portion of the Rancho Pipeline extending from Sealy, Texas, to Houston.

Equity earnings from the investment in Seaway Crude Pipeline were $7.2 million for third quarter 2003, compared with $5.1 million for third quarter 2002. For the nine months ended Sept. 30, 2003, equity earnings from Seaway were $20.4 million, compared with $14.1 million for the corresponding 2002 period. The increase in equity earnings during the 2003 periods was due to increased long-haul transportation volumes and related revenues and lower operating expenses. Long haul volume on Seaway averaged 247,000 barrels per day in third quarter 2003, compared with 195,000 barrels per day for the 2002 quarter, and 201,000 barrels per day for the nine months ended Sept. 30, 2003, compared with 179,000 barrels per day for the corresponding 2002 period.

Midstream Segment

The midstream segment includes natural gas gathering services, and storage, transportation and fractionation of natural gas liquids (NGLs).

Operating income for the midstream segment was $21.8 million for third quarter 2003, compared with $19 million for third quarter 2002. The increase was due to lower amortization expenses of natural gas gathering contracts, decreased operating expenses and lower property tax expense. For the nine months ended Sept. 30, 2003, operating income was $59.9 million, compared with $38.5 million for the 2002 period. The Val Verde Gas Gathering System, acquired June 30, 2002, contributed $13.1 million to operating income during the first six months of 2003, and expansion of the

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Jonah system resulted in a $10.8 million increase in operating income. These increases were partially offset by lower NGL transportation revenues on the Dean and Panola systems.

Downstream Segment

The downstream segment includes the transportation and storage of refined products, LPGs and petrochemicals.

Downstream operating income was $17.6 million for third quarter 2003, compared with $19.7 million for third quarter 2002. The decrease was due to costs associated with our pipeline integrity management program and rental expense related to the capacity lease with Centennial Pipeline, partially offset by increased refined products and LPG transportation revenues. For the nine months ended Sept. 30, 2003, operating income was $63.5 million, compared with $61.9 million for the 2002 period. The increase was due to higher refined products and LPG transportation revenues, partially offset by increased pipeline integrity management costs, power costs and rental expenses.

The equity loss from unconsolidated investments was $1.4 million in third quarter 2003, compared with an equity loss of $2 million for third quarter 2002. For the nine months ended Sept. 30, 2003, the equity loss from unconsolidated investments was $2.6 million, compared with an equity loss from unconsolidated investments of $5 million for the corresponding 2002 period. The improved performance in the 2003 periods reflects equity earnings from the formation of Mont Belvieu Storage Partners, L.P., a venture with Louis Dreyfus Energy Services L.P., which was established effective Jan. 1, 2003, partially offset by increased equity losses from the investment in Centennial due to higher pipeline cleaning expense.

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FINANCING ACTIVITIES AND OTHER INCOME

TEPPCO completed a public offering in August 2003 of 5.2 million limited partner units. The net proceeds totaled approximately $171 million. The majority of the net proceeds was used for revenue generating capital expenditures, including $65 million for the Jonah system expansion. Additionally, $38 million was used to repay debt on the revolving credit facility, $21 million was used for the upcoming acquisition of crude oil pipeline assets from Genesis Pipeline Texas L.P. and the balance for general partnership purposes.

Third quarter 2003 interest expense was $22.4 million, offset by capitalized interest of $1.9 million. Third quarter 2002 interest expense was $19.8 million, offset by capitalized interest of $1.4 million. For the nine months ended Sept. 30, 2003, interest expense was $67.8 million, offset by capitalized interest of $3.4 million. Interest expense was $53.4 million for the nine months ended Sept. 30, 2002, offset by capitalized interest of $4.5 million. The increase in interest expense in 2003 was due to a higher percentage of fixed-rate debt in 2003, which carried a higher interest rate than variable rate debt, $1.3 million of debt issuance costs written off in second quarter 2003 related to the refinancing of our revolving credit facility, and $0.8 million of additional interest expense in third quarter 2003 related to a discontinued portion of a cash flow hedge.

NON-GAAP FINANCIAL MEASURES

The Financial Highlights table accompanying this earnings release and other disclosures herein include references to EBITDA, which may be viewed as a non-GAAP (Generally Accepted Accounting Principles) measure under the rules of the Securities and Exchange Commission (SEC). We define EBITDA as net income plus interest

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expense – net, depreciation and amortization, and a pro rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures.

We believe EBITDA provides useful information to our investors regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis. EBITDA should not be considered an alternative to net income, as an indicator of our operating performance or as a measure of liquidity, including as an alternative to cash flows from operating activities or other cash flow data calculated in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of other entities because other entities may not calculate EBITDA in the same manner as we do. Reconciliations of EBITDA to net income are provided in the Financial Highlights and Business Segment Data tables accompanying this earnings release.

Information in the accompanying Operating Data table includes margin of the upstream segment, which may be viewed as a non-GAAP financial measure under the rules of the SEC. Margin is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil. We believe margin is a more meaningful measure of financial performance than operating revenues and operating expenses due to the significant fluctuations in revenues and expenses caused by variations in the level of marketing activity and prices for products marketed. A reconciliation of margin to operating revenues and operating expenses is provided in the Operating Data table accompanying this earnings release.

TEPPCO will host a conference call related to earnings performance at 8 a.m. CT on Wednesday, Oct. 29, 2003. Interested parties may listen via the Internet at www.teppco.com or by dialing 800/289-0730. The confirmation code is 381590. Please

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call in five to 10 minutes prior to the scheduled start time. An audio replay of the conference call will also be available for seven days by dialing 888/203-1112 with a confirmation code of 381590. A replay and transcript will also be available by accessing the financial center of the company’s Web site. TEPPCO Partners, L.P. is a publicly traded master limited partnership, which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in crude oil transportation, storage, gathering and marketing; owns and operates natural gas gathering systems; and owns 50-percent interests in Seaway Crude Pipeline Company, Centennial Pipeline LLC, and Mont Belvieu Storage Partners, L.P., and an undivided ownership interest in the Basin Pipeline. Texas Eastern Products Pipeline Company, LLC, an indirect wholly owned subsidiary of Duke Energy Field Services, LLC, is the general partner of TEPPCO Partners, L.P. For more information, visit TEPPCO’s Web site at www.teppco.com.

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TEPPCO Partners, L. P.
FINANCIAL HIGHLIGHTS
(Unaudited — In Millions, Except Per Unit Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002 (1)	2003	2002 (1)

Operating Revenues:
Sales of petroleum products	$946.4	$766.5	$2,849.6	$2,111.8
Transportation — Refined Products	38.0	35.3	102.7	92.2
Transportation — LPGs	18.5	12.5	62.7	46.7
Transportation — Crude oil	6.8	6.8	20.8	20.1
Transportation — NGLs	10.0	11.2	29.3	28.0
Gathering — Natural Gas	34.1	33.0	100.6	54.0
Mont Belvieu operations	—	3.7	—	11.1
Other	13.1	11.8	41.2	36.4

Total Operating Revenues	1,066.9	880.8	3,206.9	2,400.3

Costs and Expenses:
Purchases of petroleum products	932.5	753.1	2,807.7	2,073.7
Operating expenses — general and administrative	56.1	46.4	154.5	120.9
Operating fuel and power	10.4	9.6	30.6	25.5
Depreciation and amortization	22.6	24.6	73.4	58.2
Gain on sale of assets	—	—	(3.9)	—

Total Costs and Expenses	1,021.6	833.7	3,062.3	2,278.3

Operating Income	45.3	47.1	144.6	122.0

Interest expense — net	(20.5)	(18.4)	(64.4)	(48.9)
Equity earnings (2)	5.8	3.1	17.8	9.1
Other income — net	(0.1)	0.3	0.4	1.1

Net Income	$30.5	$32.1	$98.4	$83.3

Net Income Allocation:
Limited Partner Unitholders	$21.6	$22.1	$69.4	$57.2
General Partner	8.9	8.1	27.2	21.0
Class B Unitholder (3)	—	1.9	1.8	5.1

Total Net Income Allocated	$30.5	$32.1	$98.4	$83.3

Basic Net Income
Per Limited Partner and Class B Unit	$0.36	$0.48	$1.21	$1.33

Diluted Net Income
Per Limited Partner and Class B Unit	$0.36	$0.48	$1.21	$1.32

Weighted Average Number of Limited Partner and Class B Units	60.5	50.0	58.7	47.0

(1)	Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

(2)	EBITDA
	Net Income	$30.5	$32.1	$98.4	$83.3
	Interest expense - net	20.5	18.4	64.4	48.9
	Depreciation and amortization (D&A)	22.6	24.6	73.4	58.2
	TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	5.0	3.4	14.4	8.3

	Total EBITDA	$78.6	$78.5	$250.6	$198.7

(3)	Class B Units were repurchased and retired on April 8, 2003.

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited — In Millions)

				Intersegment
Three Months Ended September 30, 2003	Downstream	Midstream	Upstream	Eliminations	Consolidated

Operating revenues	$65.1	$46.0	$956.0	$(0.2)	$1,066.9
Purchases of petroleum products	—	—	932.7	(0.2)	932.5
Operating expenses	40.3	11.4	14.8	—	66.5
Depreciation and amortization	7.2	12.8	2.6	—	22.6
Gain on sale of assets	—	—	—	—	—

Operating Income	17.6	21.8	5.9	—	45.3
Equity (loss) earnings	(1.4)	—	7.2	—	5.8
Other — net	0.1	0.1	(0.2)	(0.1)	(0.1)

Income before interest	16.3	21.9	12.9	(0.1)	51.0

Depreciation and amortization	7.2	12.8	2.6	—	22.6
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	3.4	—	1.6	—	5.0

Total EBITDA	$26.9	$34.7	$17.1	$(0.1)	$78.6

Depreciation and amortization					(22.6)
Interest expense — net					(20.5)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(5.0)

Net Income					$30.5

				Intersegment
Three Months Ended September 30, 2002 (1)	Downstream	Midstream	Upstream	Eliminations	Consolidated

Operating revenues	$58.8	$46.2	$776.0	$(0.2)	$880.8
Purchases of petroleum products	—	—	753.3	(0.2)	753.1
Operating expenses	31.6	12.3	12.1	—	56.0
Depreciation and amortization	7.5	14.9	2.2	—	24.6

Operating Income	19.7	19.0	8.4	—	47.1
Equity (loss) earnings	(2.0)	—	5.1	—	3.1
Other — net	0.1	—	0.6	(0.4)	0.3

Income before interest	$17.8	$19.0	$14.1	$(0.4)	$50.5

Depreciation and amortization	7.5	14.9	2.2	—	24.6
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	1.7	—	1.7	—	3.4

Total EBITDA	$27.0	$33.9	$18.0	$(0.4)	$78.5

Depreciation and amortization					(24.6)
Interest expense — net					(18.4)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(3.4)

Net Income					$32.1

(1)	Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA — (Continued)
(Unaudited — In Millions)

				Intersegment
Nine Months Ended September 30, 2003	Downstream	Midstream	Upstream	Eliminations	Consolidated

Operating revenues	$193.0	$137.4	$2,878.1	$(1.6)	$3,206.9
Purchases of petroleum products	—	—	2,809.3	(1.6)	2,807.7
Operating expenses	108.2	33.6	43.3	—	185.1
Depreciation and amortization	21.3	43.9	8.2	—	73.4
Gain on sale of assets	—	—	(3.9)	—	(3.9)

Operating Income	63.5	59.9	21.2	—	144.6
Equity (loss) earnings	(2.6)	—	20.4	—	17.8
Other — net	0.1	0.2	0.2	(0.1)	0.4

Income before interest	$61.0	$60.1	$41.8	$(0.1)	$162.8

Depreciation and amortization	21.3	43.9	8.2	—	73.4
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	9.5	—	4.9	—	14.4

Total EBITDA	$91.8	$104.0	$54.9	$(0.1)	$250.6

Depreciation and amortization					(73.4)
Interest expense — net					(64.4)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(14.4)

Net Income					$98.4

				Intersegment
Nine Months Ended September 30, 2002 (1)	Downstream	Midstream	Upstream	Eliminations	Consolidated

Operating revenues	$173.0	$89.0	$2,139.7	$(1.4)	$2,400.3
Purchases of petroleum products	—	—	2,075.1	(1.4)	2,073.7
Operating expenses	89.4	20.3	36.7	—	146.4
Depreciation and amortization	21.7	30.2	6.3	—	58.2

Operating Income	61.9	38.5	21.6	—	122.0
Equity (loss) earnings	(5.0)	—	14.1	—	9.1
Other — net	0.3	0.2	1.0	(0.4)	1.1

Income before interest	$57.2	$38.7	$36.7	$(0.4)	$132.2

Depreciation and amortization	21.7	30.2	6.3	—	58.2
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	3.5	—	4.8	—	8.3

Total EBITDA	$82.4	$68.9	$47.8	$(0.4)	$198.7

Depreciation and amortization					(58.2)
Interest expense — net					(48.9)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(8.3)

Net Income					$83.3

(1)	Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

TEPPCO Partners, L. P.
Condensed Statements of Cash Flows (Unaudited) (In Millions)

	Nine Months Ended
	September 30,

	2003	2002

Cash Flows from Operating Activities
Net income	$98.4	$83.3
Gain on sale of assets	(3.9)	—
Depreciation, working capital and other	82.2	57.3

Net Cash Provided by Operating Activities	176.7	140.6

Cash Flows from Investing Activities:
Proceeds from sale of assets	8.5	3.4
Purchase of Jonah Gas Gathering Company	—	(7.3)
Purchase of Chaparral and Quanah Pipelines	—	(132.4)
Purchase of Val Verde Gas Gathering System	—	(444.2)
Acquisition of additional interest in Centennial Pipeline LLC	(20.0)	—
Acquisition of crude oil assets	(5.5)	—
Investments in Centennial Pipeline LLC	(3.0)	(7.7)
Investment in Mont Belvieu Storage Partners, LP	(0.2)	—
Capital expenditures (1)	(103.9)	(98.4)

Net Cash Used in Investing Activities	(124.1)	(686.6)

Cash Flows from Financing Activities:
Issuance of Senior Notes	198.6	497.8
Proceeds from term loan and revolving credit facility	382.0	662.0
Debt issuance costs	(3.1)	(7.0)
Payments on revolving credit facility	(589.0)	(790.7)
Proceeds from termination of interest rate swap	—	18.0
Proceeds from issuance of LP units, net	287.5	275.3
Repurchase and retirement of Class B Units	(113.8)	—
General Partner contributions	—	5.6
Distributions paid	(145.4)	(108.4)

Net Cash Provided by Financing Activities	16.8	552.6

Net Increase in Cash and Cash Equivalents	69.4	6.6
Cash and Cash Equivalents — beginning of period	31.0	25.5

Cash and Cash Equivalents — end of period	$100.4	$32.1

Supplemental Information:
Non-cash investing activities:
Net assets transferred to Mont Belvieu Storage Partners, LP	$61.4	—
Interest paid (net of capitalized interest)	$76.5	$30.5

(1)	Includes capital expenditures for maintaining existing operations of $19.1 million in 2003, and $17.4 million in 2002.

TEPPCO Partners, L. P.
Condensed Balance Sheets (Unaudited)
(In Millions)

	September 30,	December 31,
	2003	2002 (1)

Assets
Current assets
Cash and cash equivalents	$100.4	$31.0
Other	404.8	329.3

Total current assets	505.2	360.3
Property, plant and equipment — net	1,576.6	1,587.8
Intangible assets (2)	437.5	465.4
Equity investments	378.4	284.7
Other assets	72.9	72.2

Total assets	$2,970.6	$2,770.4

Liabilities and Partners’ Capital
Total current liabilities	$458.3	$366.5

Senior Notes (3)	1,135.6	945.7
Other long-term debt	225.0	432.0
Other non-current liabilities	16.6	31.0
Class B Units (4)	—	103.4
Partners’ capital
Accumulated other comprehensive income	(6.8)	(20.1)
General partner’s interest	1.4	12.8
Limited partners’ interests	1,140.5	899.1

Total partners’ capital	1,135.1	891.8

Total liabilities and partners’ capital	$2,970.6	$2,770.4

(1)	Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

(2)	Includes the value of long-term service agreements between TEPPCO and its customers.

(3)	Includes $48.9 million and $57.9 million at Sept. 30, 2003, and Dec. 31, 2002, respectively related to fair value hedges.

(4)	Class B Units were repurchased and retired on April 8, 2003.

TEPPCO Partners, L. P.
OPERATING DATA
(Unaudited — In Millions, Except as Noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Downstream Segment:
Barrels Delivered
Refined Products	42.5	40.1	115.0	101.2
LPGs	9.1	8.7	29.6	27.8

Total	51.6	48.8	144.6	129.0

Average Tariff Per Barrel
Refined Products	$0.89	$0.88	$0.89	$0.91
LPGs	2.02	1.44	2.11	1.68
Average System Tariff Per Barrel	$1.09	$0.98	$1.14	$1.08
Upstream Segment (1):
Margins:
Crude oil transportation	$11.2	$9.5	$33.3	$28.2
Crude oil marketing	5.7	6.7	17.0	17.4
Crude oil terminaling	2.3	2.6	6.8	7.7
LSI	1.3	1.2	4.0	3.5

Total Margin	$20.5	$20.0	$61.1	$56.8

Reconciliation of Margin to Operating
Revenue and Operating Expenses:
Sales of petroleum products	$946.4	$766.5	$2,849.6	$2,111.8
Transportation — Crude oil	6.8	6.8	20.8	20.1
Purchases of petroleum products	(932.7)	(753.3)	(2,809.3)	(2,075.1)

Total Margin	$20.5	$20.0	$61.1	$56.8

Total barrels
Crude oil transportation	22.1	18.9	70.7	61.7
Crude oil marketing	43.7	30.1	118.3	103.3
Crude oil terminaling	28.0	31.4	83.6	93.7
Lubrication oil volume (total gallons):	2.4	2.1	7.6	7.0
Margin per barrel:
Crude oil transportation	$0.506	$0.503	$0.471	$0.457
Crude oil marketing	0.131	0.223	0.143	0.168
Crude oil terminaling	0.082	0.083	0.082	0.082
Lubrication oil margin (per gallon):	$0.545	$0.561	$0.530	$0.507
Midstream Segment (1):
Gathering — Natural Gas (2)
Bcf	115.1	111.2	341.5	221.2
Btu (in trillions)	117.2	110.6	346.4	232.8
Average fee per MMBtu	$0.291	$0.299	$0.291	$0.232
Transportation — NGLs (3)
Total barrels	14.9	15.8	43.2	39.3
Margin per barrel	$0.670	$0.707	$0.680	$0.713
Fractionation — NGLs
Total barrels	1.0	1.0	3.0	3.0
Margin per barrel	$1.873	$1.838	$1.815	$1.830
Sales — Condensate
Total barrels (thousands)	6.0	7.0	52.0	57.6
Margin per barrel	$23.89	$27.78	$30.22	$24.46

(1)	Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

(2)	Includes operating data for Val Verde Gas Gathering System acquired effective June 30, 2002.

(3)	Includes operating data for Chaparral NGL System acquired March 1, 2002.